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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 16, 1995, included in The Exploration Company and Subsidiary Form 1O-K for the year ended August 31, 1995, and to all references to our firm included in this Registration Statement.



/s/ Akin, Doherty, Klein & Feuge, P.C.
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Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
November 4, 1996